EXHIBIT 4.1

AMENDMENT TO WARRANT
This AMENDMENT TO WARRANT (this “Amendment”) is made as of July 27, 2017, between Vicon Industries, Inc., a New York corporation (the "Company"), and NIL Funding Corporation, a Delaware corporation (“Investor”).
The Company and the Investor are parties to that certain Warrant to Purchase up to 1,500,000 shares of Common Stock of Vicon Industries, Inc. (the “Warrant Shares”), dated as of April 20, 2017 (the “Warrant”).
Pursuant to the Warrant, the Company provided certain registration rights to Investor with respect to the Warrant Shares.
In connection with a proposed rights offering to the Company’s shareholders of the Company’s Common Stock (the “Rights Offering”), the Company and the Investor have now entered into an Investment Agreement, dated as of the date hereof (the “Investment Agreement”), under which Investor has agreed to purchase from the Company following the Rights Offering that number of shares of Common Stock with an aggregate subscription price in the Rights Offering equal to (A) the lesser of (x) $3.0 million or (y) $5.0 million minus the aggregate gross proceeds of the Rights Offering, minus (B) the number of shares of Common Stock purchased by the Investor in the Rights Offering (the “Backstop Commitment”).
To induce the Investor to provide the Backstop Commitment, the Company has agreed to amend the Warrant so as to provide Investor registration rights with respect to the shares of the Company's Common Stock to be purchased under the Investment Agreement.
Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Section 10 of the Warrant is amended and restated in its entirety to read as follows:
“10. Registration Rights.
(a)Required Registration. The Company hereby agrees with the holders of the Warrants, the Warrant Shares and the shares of Common Stock (the “Backstop Shares” and, together with the Warrant Shares, the “Registrable Securities”), to be issued to Holder pursuant to the Investment Agreement (the “Investment Agreement”) between the Holder and the Company, dated as of July 27, 2017 (collectively, the Warrants and the Registrable Securities being the “Securities”), or their transferees to prepare and file with the Securities and Exchange Commission (the “SEC”) no later than the later of the (i) five month anniversary of the Original Issue Date and (ii) 30 days following the closing of the sale of the Backstop Shares to the Holder (the “Registration Effective Date”), a registration statement under the Act covering the resale of the Registrable Securities and to use its best reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement effective until such time as the Registrable Securities have been sold or may be sold under Rule 144 without volume limitation. Notwithstanding the foregoing, in the event the Company determines not to proceed with the Rights Offering referred to in the Investment Agreement (A) the Registration Effective Date shall be the later of (i) the date that is 30 days following such determination, and (ii) the five-month anniversary of the Original Issue Date, and (B) the Registrable Securities shall consist only of the Warrant Shares. Subject to Section 10(c) hereof, in the event such registration statement is not effective by the Registration Effective Date, or, if such registration statement shall cease to be effective at any time thereafter during the Exercise Period, until such time as the Warrant Shares have been sold or may be sold under Rule 144 without volume limitation, such occurrence shall be an event of default under that certain Second Amended and Restated Credit Agreement with Consent of Guarantor, by and among the Company, Holder, and IQinVision, Inc., of even date herewith.
(b)"Piggyback" Registration Rights. If the Company shall at any time determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with a proposed offer and sale of any of its equity securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form or an exchange offer or offering of securities solely to the Company’s existing stockholders), the Company will give written notice of its determination to all record holders of the Securities. Upon the written request from any holders of the Securities, within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Registrable Securities with respect to which a request for inclusion has been received to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration under this Section 10(b). If any registration pursuant to this Section 10(b) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 10(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the holders requesting inclusion in the registration statement shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration (the "Requested Stock") would reduce the number of shares which could be sold by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration pursuant to the "piggyback" registration rights herein or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.
The obligation of the Company under this Section 10(b) shall not apply to Registrable Securities that at such time are eligible for immediate resale pursuant to Rule 144 under the Act without volume limitation.

(c)Suspension Right. For not more than twenty (20) consecutive days, and for not more than an aggregate of forty-five (45) days in any twelve (12) month period, the Company may suspend the use of any prospectus included in any registration statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary (A) to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time would be, in the good faith opinion of the Company, materially detrimental to the Company or (B) to amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each holder in writing of the commencement of and the reasons for an Allowed Delay, but shall not (without the prior written consent of a holder) disclose to such holder any material non-public information giving rise to an Allowed Delay, (b) advise the holders in writing to cease all sales under the registration statement until the end of the Allowed Delay and (c) use commercially reasonable best efforts to terminate an Allowed Delay as promptly as practicable.
(d)Registration Procedures. In connection with any registration statement filed pursuant to Section 10(a) or in which any Requested Stock is included, the Company shall:
(i)use its best efforts to cause such registration statement to become and remain effective;
(ii)prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;
(iii)furnish to the holders of the Securities participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;
(iv)use its best efforts to register or qualify the securities covered by such registration statement under the state securities or blue sky laws of such jurisdictions as the holders of the Securities may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
(v)notify the holders of the Securities, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;
(vi)notify the holders of the Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;
(vii)prepare and file with the SEC, promptly upon the request of any holders of the Securities, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders of the Securities (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holders of the Securities;
(viii)prepare and promptly file with the SEC, and promptly notify the holders of the Securities of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result which any such prospectus or any other prospectus as then in effect includes or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(ix)advise the holders of the Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.
The holders of the Securities shall cooperate with the Company in providing the information necessary to effect the registration of their Registrable Securities, including completion of customary questionnaires.
(e)Expenses.
(i)With respect to the registration required pursuant to Section 10(a) or 10(b) hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (ii) below) shall be borne by the Company, provided, however, that the holders of the Securities shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of their own counsel, as applicable.
(ii)The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (i) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in d(i) above). Fees and disbursements of counsel and accountants for the holders and any other expenses incurred by the holders of the Securities not expressly included above shall be borne by the holders of the Securities.
(f)Indemnification.
(i)The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 10(a) or Section 10(b) hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder of Securities and each person, if any, who controls such holder of the Securities or such underwriter within the meaning of the Act (collectively the "Indemnified Holders"), from and against, and will reimburse such Indemnified Holder with respect to, any and all loss, damage, liability, cost and expense to which such Indemnified Holder may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses is caused by, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Indemnified Holder in writing specifically for use in the preparation thereof.
(ii)Each holder of Registrable Securities included in a registration pursuant to the provisions of Section 10(a) or Section 10(b) hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.
(iii)Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section (f) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder and will not relieve it from any liability hereunder except to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (x) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (z) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.”

2. The Company will use its best efforts to list the Backstop Shares for trading on the NYSE American, or any successor exchange on which the Company’s Common Stock is listed, and maintain the listing of the Common Stock on the NYSE American or successor exchange.

3. This Amendment is made under and shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles relating to conflict of laws.

4. The Warrant as modified herein shall remain in full force and effect as so modified.
[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Amendment as of the date first written above.

VICON INDUSTRIES, INC.

By:	/s/ John M. Badke
Name:	John M. Badke
Title:	Chief Executive Officer and Chief Financial Officer

NIL FUNDING CORPORATION

By:	/s/ Michael Bender
Name:	Michael Bender
Title:	Secretary